EXHIBIT 99.1

Republic Services, Inc. Reports
Fourth-Quarter and Full-Year Results;
Company Provides 2018 Full-Year Guidance

●	Company Reports Fourth-Quarter Earnings of $1.98 Per Share and $0.61 Per Share, as Adjusted
●	Fourth-Quarter Revenue Growth of 7.6 Percent Includes Average Yield of 2.4 Percent and Volume Growth of 2.7 Percent
●	2017 Results Exceeded Guidance for Adjusted EPS and Adjusted Free Cash Flow
●	Approximately $1.1 Billion Total Cash Returned to Shareholders in 2017
●	Republic Increased its 2018 Free Cash Flow Outlook by Approximately 18 Percent Due to the Favorable Impact of Tax Reform

PHOENIX (Feb. 8, 2018) - Republic Services, Inc. (NYSE: RSG) today reported net income of $664.4 million, or $1.98 per diluted share, for the three-months ended Dec. 31, 2017, versus $189.5 million, or $0.55 per diluted share, for the comparable 2016 period. Excluding certain benefits and expenses, on an adjusted basis, net income for the three-months ended Dec. 31, 2017, was $203.8 million, or $0.61 per diluted share, versus $193.8 million, or $0.57 per diluted share, for the comparable 2016 period.

For the year ended Dec. 31, 2017, net income was $1,278.4 million, or $3.77 per diluted share, versus $612.6 million, or $1.78 per diluted share, for the comparable 2016 period. On an adjusted basis, net income for the year ended Dec. 31, 2017, was $822.2 million, or $2.43 per diluted share, versus $763.3 million, or $2.22 per diluted share, for the comparable 2016 period.

“We finished the year strong and delivered full-year results that exceeded the upper end of our guidance range,” said Donald W. Slager, president and chief executive officer. “By continuing to focus on attracting and retaining the best employees and delivering products and services that meet our customers’ wants and needs, we delivered high single-digit growth in revenue, earnings and free cash flow per share as well as increased our return on invested capital and cash returned to shareholders. Our solid results continue to reflect positive contributions from effectively investing in the business and successfully executing our strategy of profitable growth through differentiation.”

Fourth-Quarter and Full-Year Financial Highlights:

*	Fourth-quarter adjusted diluted EPS was $0.61 per share. Adjusted diluted EPS was positively impacted by a net 3-cent contribution from lower taxes.

*	Full-year adjusted diluted EPS was $2.43, which exceeded the high end of the Company's upwardly revised guidance by 4 cents.

*	Full-year cash provided by operating activities was $1.9 billion and adjusted free cash flow was $934 million, which exceeded Republic's full-year guidance.

*
Fourth-quarter total revenue increased 7.6 percent over the prior year. Revenue growth from average yield was 2.4 percent and volumes increased 2.7 percent, resulting in over 5 percent organic revenue growth.

*
Full-year total revenue increased 7.0 percent over the prior year. Revenue growth from average yield was 2.5 percent, the Company's highest level of average yield since 2009. Volumes increased 1.8 percent.

*	Full-year adjusted EBITDA was $2.8 billion and adjusted EBITDA margin was 27.7 percent.

*	Republic returned $1.1 billion to shareholders in 2017 through share repurchases and dividends, representing a cash yield of 5.1 percent.

Full-Year Operational Highlights:

*	The Company invested $437 million in acquisitions during 2017.

*
Republic continued to convert CPI-based contracts to more favorable pricing mechanisms for the annual price adjustment. The Company now has approximately $530 million in annual revenue tied to either a waste-related index or a fixed-rate increase of 3 percent or greater.

*	Republic completed its standardized maintenance initiative and certified its entire fleet under the program.

*	The Company, which operates the seventh largest vocational fleet in the U.S., advanced its fleet-based initiatives designed to improve productivity and lower costs. Currently:

•19 percent of the fleet operates on natural gas, up from 18 percent in the prior year.

•75 percent of the residential fleet is automated, up from 74 percent in the prior year.

*	Republic was recognized for its leading performance in several key areas including employee engagement, ethics and sustainability. For example, the Company was named to the:

•
Forbes 2017 America’s Best Large Employers list and was the recipient of the Glassdoor Employees' Choice Award. Republic was the only recycling and waste services company to receive either recognition.

•	2017 World’s Most Ethical Companies List by the Ethisphere Institute.

•
2017 Dow Jones Sustainability World and North America Indices for the second consecutive year. Republic was the only recycling and solid waste service provider in the world to be included in either index this year.

Fiscal Year 2018 Guidance

Republic's financial guidance is based on current economic conditions and does not assume any significant changes in the overall economy in 2018. The Company’s guidance reflects the benefit from tax reform as well as the adoption of the new revenue recognition standard. Please refer to the Information Regarding Forward-Looking Statements section of this document.

Specific guidance is as follows:

•
Adjusted Free Cash Flow: Republic expects adjusted free cash flow to be $1,090 million to $1,115 million, an increase of 18 percent over the prior year. Detail relating to the computation of adjusted free cash flow is contained in the Reconciliation of 2018 Financial Guidance section of this document.

•
Adjusted Diluted Earnings per Share: The Company expects adjusted diluted earnings per share to be in the range of $3.05 to $3.10, an increase of 27 percent over the prior year. Detail relating to the computation of adjusted diluted earnings per share is contained in the Reconciliation of 2018 Financial Guidance section of this document.

•	Revenue: Republic expects an increase in revenue of 4.0 to 4.5 percent, excluding the impact of adopting the new revenue recognition standard. The change in revenue is comprised of the following:

Increase (Decrease)
Average yield	2.25%
Volume	0.0 to 0.25
Energy services	0.25
Fuel recovery fees	0.5
Recycled commodities	(1.0 to 0.75)
Acquisitions	2.0
Subtotal	4.0 to 4.5%
Adoption of the new revenue recognition standard	(3.75)
Total change	0.25 to 0.75%

•	Property and Equipment: The Company anticipates receiving $1,050 million of property and equipment, net of proceeds from the sale of property and equipment.

•	Margin: Republic expects adjusted EBITDA margin to expand by approximately 110 to 130 basis points to 28.8 to 29.0 percent.

•	Taxes: The Company expects an effective tax rate of approximately 27 percent.

•
Cash Utilization: Republic expects to invest over $150 million in tuck-in acquisitions. Additionally, the Company expects to return approximately $1.2 billion total cash to shareholders, through $450 million of dividends and $775 million in share repurchases.

“Aside from the impact of tax reform, our financial guidance is consistent with the preliminary outlook we provided last October demonstrating the visibility we have into our business and the stability of our earnings and cash flows," added Mr. Slager. "Republic will benefit substantially from tax reform. As a result, it is our responsibility and intention to invest and deploy the additional cash flow in a manner that will provide benefits to our employees, customers, communities and shareholders that are not only meaningful, but also sustainable.”

Republic Declares Quarterly Dividend

Republic also announced that its Board of Directors declared a regular quarterly dividend of $0.345 per share for stockholders of record on April 2, 2018. The dividend will be paid on April 16, 2018.

Presentation of Certain Non-GAAP Measures

Adjusted diluted earnings per share, adjusted net income, adjusted EBITDA, and adjusted free cash flow are described in the Reconciliation of Certain Non-GAAP Measures section of this press release. The adjusted diluted earnings per share and adjusted free cash flow related to the fiscal year 2018 guidance are described in the Reconciliation of 2018 Financial Guidance section of this press release.

About Republic Services

Republic Services, Inc. is an industry leader in U.S. recycling and non-hazardous solid waste. Through its subsidiaries, Republic’s collection companies, recycling centers, transfer stations and landfills focus on providing effective solutions to make proper waste disposal effortless for its 14 million customers. We’ll handle it from here.®, the brand’s promise, lets customers know they can count on Republic to provide a superior experience while fostering a sustainable Blue Planet® for future generations to enjoy a cleaner, safer and healthier world.

For more information, visit the Republic Services website at RepublicServices.com. “Like” Republic on Facebook at www.facebook.com/RepublicServices and follow on Twitter @RepublicService.

For more information, contact:

Media Inquiries	Investor Inquiries

Darcie Brossart (480) 627-2700	Nicole Giandinoto (480) 627-7098

media@RepublicServices.com	investor@RepublicServices.com

###

SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION
AND OPERATING DATA

REPUBLIC SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	December 31,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$83.3	$67.8
Accounts receivable, less allowance for doubtful accounts and other of $38.9 and $44.0, respectively	1,105.9	994.8
Prepaid expenses and other current assets	247.6	221.9
Total current assets	1,436.8	1,284.5
Restricted cash and marketable securities	141.1	90.5
Property and equipment, net	7,777.4	7,588.6
Goodwill	11,315.4	11,163.2
Other intangible assets, net	141.1	182.3
Other assets	335.2	320.5
Total assets	$21,147.0	$20,629.6
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$598.1	$553.8
Notes payable and current maturities of long-term debt	706.7	5.8
Deferred revenue	312.1	312.9
Accrued landfill and environmental costs, current portion	135.2	142.7
Accrued interest	74.5	71.8
Other accrued liabilities	808.2	725.0
Total current liabilities	2,634.8	1,812.0
Long-term debt, net of current maturities	7,480.7	7,653.1
Accrued landfill and environmental costs, net of current portion	1,686.5	1,684.8
Deferred income taxes and other long-term tax liabilities, net	796.4	1,210.2
Insurance reserves, net of current portion	275.4	274.6
Other long-term liabilities	312.1	301.2
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; 50 shares authorized; none issued	—	—
Common stock, par value $0.01 per share; 750 shares authorized; 350.1 and 348.2 issued including shares held in treasury, respectively	3.5	3.5
Additional paid-in capital	4,839.6	4,764.5
Retained earnings	4,152.5	3,324.0
Treasury stock, at cost; 18.4 and 8.8 shares, respectively	(1,059.4)	(414.9)
Accumulated other comprehensive income, net of tax	22.6	14.2
Total Republic Services, Inc. stockholders' equity	7,958.8	7,691.3
Noncontrolling interests in consolidated subsidiary	2.3	2.4
Total stockholders' equity	7,961.1	7,693.7
Total liabilities and stockholders' equity	$21,147.0	$20,629.6

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Revenue	$2,560.0	$2,379.1	$10,041.5	$9,387.7
Expenses:
Cost of operations	1,593.0	1,465.3	6,214.6	5,764.0
Depreciation, amortization and depletion	267.3	245.5	1,036.3	991.1
Accretion	19.9	19.7	79.8	79.1
Selling, general and administrative	274.2	249.6	1,057.4	969.8
Withdrawal costs - multiemployer pension funds	0.1	—	1.2	5.6
Gain on disposition of assets and impairments, net	(6.7)	(0.1)	(33.9)	(0.1)
Restructuring charges	5.4	7.1	17.6	40.7
Operating income	406.8	392.0	1,668.5	1,537.5
Interest expense	(92.9)	(90.1)	(361.9)	(371.3)
Loss on extinguishment of debt	(0.8)	—	(0.8)	(196.2)
Interest income	—	—	1.0	0.9
Loss from unconsolidated equity method investments	(19.2)	(6.1)	(27.4)	(6.1)
Other income (expense), net	1.8	(1.1)	2.7	1.1
Income before income taxes	295.7	294.7	1,282.1	965.9
(Benefit) provision for income taxes	(368.8)	105.1	3.1	352.7
Net income	664.5	189.6	1,279.0	613.2
Net income attributable to noncontrolling interests in consolidated subsidiary	(0.1)	(0.1)	(0.6)	(0.6)
Net income attributable to Republic Services, Inc.	$664.4	$189.5	$1,278.4	$612.6
Basic earnings per share attributable to Republic Services, Inc. stockholders:
Basic earnings per share	$1.99	$0.56	$3.79	$1.79
Weighted average common shares outstanding	333.7	340.2	337.1	343.0
Diluted earnings per share attributable to Republic Services, Inc. stockholders:
Diluted earnings per share	$1.98	$0.55	$3.77	$1.78
Weighted average common and common equivalent shares outstanding	335.6	341.6	339.0	344.4
Cash dividends per common share	$0.345	$0.32	$1.33	$1.24

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
	Years Ended December 31,
	2017	2016
Cash provided by operating activities:
Net income	$1,279.0	$613.2
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, amortization, depletion and accretion	1,116.1	1,070.2
Non-cash interest expense	43.6	53.4
Restructuring related charges	17.6	40.7
Stock-based compensation	34.6	23.2
Deferred tax (benefit) provision	(379.0)	47.2
Provision for doubtful accounts, net of adjustments	30.6	20.4
Loss on extinguishment of debt	0.8	196.2
Gain on disposition of assets, net and asset impairments	(32.0)	(4.6)
Withdrawal liability - multiemployer pension funds	1.2	5.6
Environmental adjustments	0.4	2.0
Loss from unconsolidated equity method investment	27.4	6.1
Other non-cash items	1.3	(20.6)
Change in assets and liabilities, net of effects from business acquisitions and divestitures:
Accounts receivable	(118.9)	(52.3)
Prepaid expenses and other assets	(36.4)	(1.1)
Accounts payable	21.7	(9.8)
Restructuring expenditures	(18.6)	(32.5)
Capping, closure and post-closure expenditures	(62.7)	(77.4)
Remediation expenditures	(54.8)	(66.8)
Withdrawal expenditures - multiemployer pension funds	—	—
Other liabilities	38.8	34.7
Cash provided by operating activities	1,910.7	1,847.8
Cash used in investing activities:
Purchases of property and equipment	(989.8)	(927.8)
Proceeds from sales of property and equipment	6.1	9.8
Cash used in business acquisitions and investments, net of cash acquired	(354.7)	(62.4)
Cash proceeds from business divestitures, net of cash divested	4.7	15.0
Change in restricted cash and marketable securities	(47.7)	5.2
Other	(2.0)	(1.0)
Cash used in investing activities	(1,383.4)	(961.2)
Cash used in financing activities:
Proceeds from notes payable and long-term debt	4,791.1	3,911.4
Proceeds from issuance of senior notes, net of discount	648.9	498.9
Payments of notes payable and long-term debt	(4,922.8)	(4,307.1)
Premiums paid on extinguishment of debt	—	(176.9)
Fees paid to retire and issue senior notes and retire certain hedging relationships	(7.4)	(9.5)
Issuances of common stock	36.9	49.7
Purchases of common stock for treasury	(610.7)	(403.8)
Cash dividends paid	(440.5)	(418.9)
Distributions paid to noncontrolling interests in consolidated subsidiary	(0.7)	(0.7)
Other	(6.6)	5.7
Cash used in financing activities	(511.8)	(851.2)
Increase in cash and cash equivalents	15.5	35.4
Cash and cash equivalents at beginning of year	67.8	32.4
Cash and cash equivalents at end of year	$83.3	$67.8

You should read the following information in conjunction with our audited consolidated financial statements and notes thereto appearing in our Annual Report on Form 10-K as of and for the year ended December 31, 2017 (when filed). All amounts below are in millions and as a percentage of our revenue, except per share data.
REVENUE
The following table reflects our total revenue by line of business for the three months and years ended December 31, 2017 and 2016:

	Three Months Ended December 31,				Years Ended December 31,
	2017		2016		2017		2016
Collection:
Residential	$568.5	22.2%	$564.2	23.7%	$2,285.7	22.8%	$2,239.7	23.9%
Small-container	762.1	29.8	726.9	30.6	2,995.6	29.8	2,877.5	30.7
Large-container	522.5	20.4	495.3	20.8	2,087.9	20.8	1,975.8	21.0
Other	12.1	0.4	9.8	0.3	44.2	0.4	38.2	0.4
Total collection	1,865.2	72.8	1,796.2	75.4	7,413.4	73.8	7,131.2	76.0
Transfer	302.5		287.7		1,209.5		1,157.6
Less: intercompany	(172.5)		(172.2)		(703.8)		(694.1)
Transfer, net	130.0	5.1	115.5	4.9	505.7	5.0	463.5	4.9
Landfill	573.8		515.0		2,224.3		2,083.6
Less: intercompany	(244.8)		(235.4)		(985.5)		(962.4)
Landfill, net	329.0	12.9	279.6	11.8	1,238.8	12.3	1,121.2	11.9
Energy services	45.7	1.8	23.3	1.0	149.0	1.5	76.4	0.8
Other:
Sale of recycled commodities	138.8	5.4	117.6	4.9	539.2	5.4	420.4	4.5
Other non-core	51.3	2.0	46.9	2.0	195.4	2.0	175.0	1.9
Total other	190.1	7.4	164.5	6.9	734.6	7.4	595.4	6.4
Total revenue	$2,560.0	100.0%	$2,379.1	100.0%	$10,041.5	100.0%	$9,387.7	100.0%
The following table reflects changes in components of our revenue, as a percentage of total revenue, for the three months and years ended December 31, 2017 and 2016:

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Average yield	2.4%	2.2%	2.5%	2.1%
Fuel recovery fees	0.5	(0.1)	0.4	(0.8)
Total price	2.9	2.1	2.9	1.3
Volume	2.7	0.5	1.8	1.0
Recycled commodities	(0.6)	1.0	0.9	0.5
Energy Services	0.6	—	0.6	(0.4)
Total internal growth	5.6	3.6	6.2	2.4
Acquisitions / divestitures, net	2.0	0.3	0.8	0.6
Total	7.6%	3.9%	7.0%	3.0%

Core price	4.1%	3.5%	4.1%	3.3%

Average yield is defined as revenue growth from the change in average price per unit of service, expressed as a percentage. Core price is defined as price increases to our customers and fees, excluding fuel recovery, net of price decreases to retain customers. We also measure changes in average yield and core price as a percentage of related-business revenue, defined as total revenue excluding recycled commodities and fuel recovery fees, to determine the effectiveness of our pricing strategies. Average yield as a percentage of related-business revenue was 2.6% for both the three months and year ended December 31, 2017, and 2.4% and 2.3% for the same periods in 2016, respectively. Core price as a percentage of related-business revenue was 4.4% and 4.3% for the three months and year ended December 31, 2017, respectively, and 3.7% for the same periods in 2016, respectively.

COST OF OPERATIONS
The following table summarizes the major components of our cost of operations for the three months and years ended December 31, 2017 and 2016:

	Three Months Ended December 31,				Years Ended December 31,
	2017		2016		2017		2016
Labor and related benefits	$524.4	20.5%	$487.2	20.5%	$2,027.2	20.2%	$1,919.4	20.4%
Transfer and disposal costs	197.3	7.7	191.2	8.0	795.9	7.9	759.7	8.1
Maintenance and repairs	237.4	9.3	221.2	9.3	940.2	9.4	894.9	9.5
Transportation and subcontract costs	153.7	6.0	139.2	5.9	585.8	5.8	537.1	5.7
Fuel	94.8	3.7	84.4	3.5	349.8	3.5	317.0	3.4
Franchise fees and taxes	120.7	4.7	111.9	4.7	468.9	4.7	451.0	4.8
Landfill operating costs	56.6	2.2	43.6	1.8	220.3	2.2	175.2	1.9
Risk management	50.5	2.0	43.0	1.8	212.6	2.1	184.7	2.0
Cost of goods sold	54.2	2.1	51.4	2.2	236.9	2.4	183.2	2.0
Other	103.4	4.0	92.2	3.9	377.0	3.7	341.8	3.6
Total cost of operations	$1,593.0	62.2%	$1,465.3	61.6%	$6,214.6	61.9%	$5,764.0	61.4%
These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies. As such, you should take care when comparing our cost of operations by cost component to that of other companies.
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
The following table provides the components of our selling, general and administrative expenses for the three months and years ended December 31, 2017 and 2016:

	Three Months Ended December 31,				Years Ended December 31,
	2017		2016		2017		2016
Salaries	$179.3	7.0%	$171.5	7.2%	$706.3	7.0%	$646.3	6.9%
Provision for doubtful accounts	7.8	0.3	2.9	0.1	30.6	0.3	20.4	0.2
Other	87.1	3.4	75.2	3.2	320.5	3.2	303.1	3.2
Total selling, general and administrative expenses	$274.2	10.7%	$249.6	10.5%	$1,057.4	10.5%	$969.8	10.3%
These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies. As such, you should take care when comparing our selling, general and administrative expenses by cost component to those of other companies.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES
EBITDA
The following table calculates EBITDA, which is not a measure determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), for the three months and years ended December 31, 2017 and 2016:

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Net income attributable to Republic Services, Inc.	$664.4	$189.5	$1,278.4	$612.6
Net income attributable to noncontrolling interests	0.1	0.1	0.6	0.6
(Benefit) provision for income taxes	(368.8)	105.1	3.1	352.7
Other (income) expense, net	(1.8)	1.1	(2.7)	(1.1)
Interest income	—	—	(1.0)	(0.9)
Interest expense	92.9	90.1	361.9	371.3
Depreciation, amortization and depletion	267.3	245.5	1,036.3	991.1
Accretion	19.9	19.7	79.8	79.1
EBITDA	$674.0	$651.1	$2,756.4	$2,405.4
We believe that presenting EBITDA is useful to investors because it provides important information concerning our operating performance exclusive of certain non-cash and other costs. EBITDA demonstrates our ability to execute our financial strategy, which includes reinvesting in existing capital assets to ensure a high level of customer service, investing in capital assets to facilitate growth in our customer base and services provided, maintaining our investment grade credit ratings and minimizing debt, paying cash dividends, repurchasing our common stock, and maintaining and improving our market position through business optimization. This measure has limitations. Although depreciation, depletion, amortization and accretion are considered operating costs in accordance with U.S. GAAP, they represent the allocation of non-cash costs generally associated with long-lived assets acquired or constructed in prior years. Our definition of EBITDA may not be comparable to similarly titled measures presented by other companies.
Adjusted Earnings
Reported diluted earnings per share were $1.98 and $3.77 for the three months and year ended December 31, 2017 versus $0.55 and $1.78 for the comparable 2016 periods. During the three months and years ended December 31, 2017 and 2016, we recorded a number of charges, other expenses and benefits that impacted our EBITDA, pre-tax income, net income attributable to Republic Services, Inc. (net income – Republic) and diluted earnings per share.  These items primarily consist of the following:

	Three Months Ended December 31, 2017				Three Months Ended December 31, 2016
			Net	Diluted			Net	Diluted
		Pre-tax	Income -	Earnings		Pre-tax	Income -	Earnings
	EBITDA	Income	Republic	per Share	EBITDA	Income	Republic	per Share(1)
As reported	$674.0	$295.7	$664.4	$1.98	$651.1	$294.7	$189.5	$0.55
Restructuring charges	5.4	5.4	3.2	0.01	7.1	7.1	4.3	0.01
Loss on extinguishment of debt	0.8	0.8	0.5	—
Loss from unconsolidated equity method investment	19.2	—	—	—	6.1	—	—	—
Gain on disposition of assets and impairments, net	(6.7)	(6.7)	(2.4)	(0.01)	(0.1)	(0.1)	—	—
Withdrawal costs - multiemployer pension funds	0.1	0.1	—	—	—	—	—	—
Incremental contract startup costs - large municipal contract	3.2	3.2	2.0	0.01
Adoption of 2017 tax reform	—	—	(463.9)	(1.38)
Total adjustments	22.0	2.8	(460.6)	(1.37)	13.1	7.0	4.3	0.01
As adjusted	$696.0	$298.5	$203.8	$0.61	$664.2	$301.7	$193.8	$0.57
(1) Line items in this column do not total to $0.57 per share due to rounding.

	Year Ended December 31, 2017				Year Ended December 31, 2016
			Net	Diluted			Net	Diluted
		Pre-tax	Income -	Earnings		Pre-tax	Income -	Earnings
	EBITDA	Income	Republic	per Share	EBITDA	Income	Republic	per Share
As reported	$2,756.4	$1,282.1	$1,278.4	$3.77	$2,405.4	$965.9	$612.6	$1.78
Restructuring charges	17.6	17.6	10.6	0.03	40.7	40.7	24.6	0.07
Loss on extinguishment of debt	0.8	0.8	0.5	—	196.2	203.4	122.7	0.36
Loss from unconsolidated equity method investment	27.4	—	—	—	6.1	—	—	—
Gain on disposition of assets and impairments, net	(33.9)	(33.9)	(9.1)	(0.03)	(0.1)	(0.1)	—	—
Withdrawal costs - multiemployer pension funds	1.2	1.2	0.7	—	5.6	5.6	3.4	0.01
Incremental contract startup costs - large municipal contract	8.2	8.2	5.0	0.02	—	—	—	—
Adoption of 2017 tax reform	—	—	(463.9)	(1.36)	—	—	—	—
Total adjustments	21.3	(6.1)	(456.2)	(1.34)	248.5	249.6	150.7	0.44
As adjusted	$2,777.7	$1,276.0	$822.2	$2.43	$2,653.9	$1,215.5	$763.3	$2.22
We believe that presenting adjusted EBITDA, adjusted pre-tax income, adjusted net income - Republic, and adjusted diluted earnings per share, which are not measures determined in accordance with U.S. GAAP, provides an understanding of operational activities before the financial impact of certain items. We use these measures, and believe investors will find them helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges and costs and have recorded similar recoveries in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Our definition of adjusted EBITDA, adjusted pre-tax income, adjusted net income - Republic, and adjusted diluted earnings per share may not be comparable to similarly titled measures presented by other companies.
Adjusted Free Cash Flow
The following table calculates our adjusted free cash flow, which is not a measure determined in accordance with U.S. GAAP, for the years ended December 31, 2017 and 2016:

	Years Ended December 31,
	2017	2016
Cash provided by operating activities	$1,910.7	$1,847.8
Property and equipment received	(1,006.0)	(915.6)
Proceeds from sales of property and equipment	6.1	9.8
Restructuring payments, net of tax	11.3	19.6
Cash tax benefit for debt extinguishment and other related costs	—	(80.7)
Divestiture related tax payments	11.6	4.2
Adjusted free cash flow	$933.7	$885.1
We believe that presenting adjusted free cash flow provides useful information regarding our recurring cash provided by operating activities after certain payments. It also demonstrates our ability to execute our financial strategy and is a key metric we use to determine compensation. The presentation of adjusted free cash flow has material limitations. Adjusted free cash flow does not represent our cash flow available for discretionary expenditures because it excludes certain expenditures that are required or to which we have committed, such as debt service requirements and dividend payments. Our definition of adjusted free cash flow may not be comparable to similarly titled measures presented by other companies.

Purchases of property and equipment as reflected on our consolidated statements of cash flows and the adjusted free cash flow presented above represent amounts paid during the period for such expenditures. A reconciliation of property and equipment reflected on our consolidated statements of cash flows to property and equipment received during the period follows for the years ended December 31, 2017 and 2016:

	Years Ended December 31,
	2017	2016
Purchases of property and equipment per the unaudited consolidated statements of cash flows	$989.8	$927.8
Adjustments for property and equipment received during the prior period but paid for in the following period, net	16.2	(12.2)
Property and equipment received during the period	$1,006.0	$915.6
The adjustments noted above do not affect our net change in cash and cash equivalents as reflected in our consolidated statements of cash flows.
ACCOUNTS RECEIVABLE
As of December 31, 2017 and 2016, accounts receivable were $1,105.9 million and $994.8 million, net of allowance for doubtful accounts of $38.9 million and $44.0 million, respectively, resulting in days sales outstanding of 39.3 and 38.1 days, or 28.2 and 26.1 days net of deferred revenue, for 2017 and 2016, respectively.
CASH DIVIDENDS
In October 2017, we paid a cash dividend of $115.7 million to shareholders of record as of October 2, 2017. As of December 31, 2017, we recorded a dividend payable of $114.4 million to shareholders of record at the close of business on January 2, 2018, which was paid on January 16, 2018.
STOCK REPURCHASE PROGRAM
During the three months ended December 31, 2017, we repurchased 4.4 million shares of our stock for $287.9 million at a weighted average cost per share of $65.55. During the year ended December 31, 2017, we repurchased 10.1 million shares of our stock for $644.5 million at a weighted average cost per share of $64.02.
As of December 31, 2017, we had 331.7 million shares of common stock issued and outstanding.
RECONCILIATION OF 2018 FINANCIAL GUIDANCE
Adjusted Diluted Earnings per Share
The following is a summary of anticipated adjusted diluted earnings per share for the year ending December 31, 2018 compared to the actual adjusted diluted earnings per share for the year ended December 31, 2017. Adjusted diluted earnings per share is not a measure determined in accordance with U.S. GAAP:

	(Anticipated) Year Ending December 31, 2018	(Actual) Year Ended December 31, 2017
Diluted earnings per share	$ 2.99 - 3.04	$3.77
Withdrawal costs - multiemployer pension funds	—	—
Restructuring charges	0.06	0.03
Loss on extinguishment of debt	—	—
Gain on disposition of assets and impairments, net	—	(0.03)
Incremental contract startup costs - large municipal contract	—	0.02
Adoption of 2017 tax reform	—	(1.36)
Adjusted diluted earnings per share	$ 3.05 - 3.10	$2.43

We believe that the presentation of adjusted diluted earnings per share, which excludes restructuring charges and withdrawal costs - multiemployer pension funds, provides an understanding of operational activities before the financial impact of certain items. We use this measure, and believe investors will find it helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges and costs in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Our definition of adjusted diluted earnings per share may not be comparable to similarly titled measures presented by other companies.
Adjusted Free Cash Flow
Our anticipated adjusted free cash flow for the year ending December 31, 2018, and our actual adjusted free cash flow for the year ended December 31, 2017, which are not measures determined in accordance with U.S. GAAP, are calculated as follows:

	(Anticipated) Year Ending December 31, 2018	(Actual) Year Ended December 31, 2017
Cash provided by operating activities	$ 2,117 - 2,142	$1,910.7
Property and equipment received	(1,065)	(1,006.0)
Proceeds from the sale of property and equipment	15	6.1
Restructuring payments, net of tax	23	11.3
Divestiture related tax payments	—	11.6
Adjusted free cash flow	$ 1,090 - 1,115	$933.7
Purchases of property and equipment as reflected on our consolidated statements of cash flows represent amounts paid during the period for such expenditures. A reconciliation of property and equipment reflected on our consolidated statements of cash flows to property and equipment received during the period is as follows:

	(Anticipated) Year Ending December 31, 2018	(Actual) Year Ended December 31, 2017
Purchases of property and equipment per the unaudited consolidated statements of cash flows	$1,115	$989.8
Adjustments to exclude the purchase of property and equipment associated with acquisitions	(50)	—
Adjustments for property and equipment received during the prior period but paid for in the following period, net	—	16.2
Property and equipment received during the period	$1,065	$1,006.0
We believe that presenting adjusted free cash flow provides useful information regarding our recurring cash provided by operating activities after certain expenditures. It also demonstrates our ability to execute our financial strategy and is a key metric we use to determine compensation. The presentation of adjusted free cash flow has material limitations. Adjusted free cash flow does not represent our cash flow available for discretionary expenditures because it excludes certain expenditures that are required or to which we have committed, such as debt service requirements and dividend payments. Our definition of adjusted free cash flow may not be comparable to similarly titled measures presented by other companies.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “guidance,” “expect,” “will,” “may,” “anticipate,” “plan,” “estimate,” “project,” “intend,” “should,” “can,” “likely,” “could,” “outlook” and similar expressions are intended to identify forward-looking statements. These statements include information about our plans, strategies and prospects. Forward-looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of our management and are subject to risk and uncertainties that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot assure you that the expectations will prove to be correct. Among the factors that could cause actual results to differ materially from the expectations expressed in the forward-looking statements are acts of war, riots or terrorism, and the impact of these acts on economic, financial and social conditions in the United States as well as our dependence on large, long-term collection, transfer and disposal contracts. More information on factors that could cause actual results or events to differ materially from those anticipated is included from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2017 (when filed), particularly under Part I, Item 1A - Risk Factors. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such risk factors, or to assess the impact such risk factors might have on our business. We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.